UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021
_____________________

InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3851 West Hamlin Road
Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	INFU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of InfuSystem Holdings, Inc. (the "Company") held on May 18, 2021, the Company's stockholders approved the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "2021 Plan"), which was previously approved by the Company's Board of Directors. The 2021 Plan replaces and supersedes the InfuSystem Holdings, Inc. 2014 Equity Plan (the "Prior Plan"). Upon stockholder approval, (i) the 2021 Plan became effective and (ii) no new awards will be made under the Prior Plan.

The terms of the 2021 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, other equity-based awards and cash awards. Subject to certain adjustments and share counting provisions, the maximum number of shares of the Company's common stock authorized for awards under the 2021 Plan is 2,500,000 plus the number of shares of the Company's common stock underlying any outstanding award granted under the Prior Plan that expires, terminates or is cancelled or forfeited under the terms of the Prior Plan following stockholder approval of the 2021 Plan. Each share subject to a stock option or stock appreciation right granted under the 2021 Plan will count as one share against this maximum number, and each share subject to awards other than stock options and stock appreciation rights granted under the 2021 Plan will count as two shares. Shares subject to awards under the 2021 Plan may be added back to the maximum authorized number of shares in certain circumstances pursuant to the share counting provision of the 2021 Plan.

The 2021 Plan is administered by the Compensation Committee of the Board of Directors, which committee has full power to select participants to whom awards may be granted and to determine the types of awards to be granted, the number of shares to be covered by each award granted and the terms and conditions of each award granted, among other things. Eligible participants under the 2021 Plan include employees, consultants, and directors of the Company and its affiliates. The following limits apply to awards granted under the 2021 Plan: (i) the maximum number of shares of common stock that may be delivered pursuant to options qualified as incentive stock options is 2,500,000; and (ii) the maximum number of shares of common stock subject to awards granted during any fiscal year to any non-employee director, together with any cash fees paid to such director during the fiscal year, may not exceed a total value of $500,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

A summary of the 2021 Pan is included in Proposal 3 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2021, and the full text of the 2021 Plan is included as Appendix B to such proxy statement. The foregoing description of the 2021 Plan is not complete and is qualified in its entirety by reference to the 2021 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.            Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the matters voted upon and the number of votes for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

Proposal No. 1:

The Company's Board Nominees

	For	Withheld	Broker Non-Votes
Richard DiIorio	12,973,830	13,194	2,773,671
Paul Gendron	12,961,120	25,904	2,773,671
Carrie Lachance	12,936,691	50,333	2,773,671
Gregg Lehman	12,514,704	472,320	2,773,671
Darrell Montgomery	12,367,663	619,361	2,773,671
Christopher Sansone	12,648,547	338,477	2,773,671
Scott Shuda	12,585,821	401,203	2,773,671

All seven of the Company's Board nominees (Messrs. DiIorio, Gendron, Lehman, Montgomery, Sansone and Shuda and Ms. Lachance) were elected to the Board.

Proposal No. 2:

The Company's stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement as follows:

For	Against	Abstain	Broker Non-Votes
12,612,519	363,385	11,120	2,773,671

Proposal No. 3:

The Company's stockholders approved the 2021 Plan as follows:

For	Against	Abstain	Broker Non-Votes
11,802,243	1,177,505	7,276	2,773,671

Proposal No. 4:

The Company's stockholders ratified the appointment of BDO USA, LLP as the Company's registered independent accounting firm for the fiscal year ending December 31, 2021 as follows:

For	Against	Abstain	Broker Non-Votes
15,745,762	14,259	674	0

Item 9.01.	Financial Statement and Exhibits.

Exhibit No.	Description
10.1	InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form S-8 filed on May 18, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: May 18, 2021